Report of Independent Accountants

To the Trustees and Shareholders of
Evergreen Select Money Market Fund
Evergreen Select Municipal Money Market Fund
Evergreen Select Treasury Money Market Fund
Evergreen Select 100% Treasury Money Market Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Evergreen Select Money Market Fund, (formerly Evergreen Institutional Money Market Fund), Evergreen Select Municipal Money Market Fund (formerly Evergreen Institutional Tax Exempt Money Market
Fund), Evergreen Select Treasury Money Market Fund (formerly Evergreen Institutional Treasury Money Market Fund), and Evergreen Select 100% Treasury Money Market Fund, ("collectively `the Funds"), each a series of the Evergreen Select Money Market Trust, at February 28, 1998, and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated and the financial highlights for the periods from commencement of operations, as indicated, through February 28, 1998, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates supporting the amounts made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at February 28, 1998 by correspondence with the custodian, and the application of alternative auditing procedures where securities purchased had not been received, provided a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York
April 9, 1998